UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2025

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41627	92-0318813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, New York		10121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President and Chief Financial Officer

On April 7, 2025, the Board of Directors of Madison Square Garden Entertainment Corp. (the “Company”) appointed David Collins as Executive Vice President and Chief Financial Officer effective April 14, 2025 or such later date as may be agreed (the “Commencement Date”).

Mr. Collins, 56, will join the Company from Harris Blitzer Sports and Entertainment LLC (“HBSE”), a sports and entertainment company, where he served as Chief Financial Officer and Executive Vice President from November 2015 to April 1, 2025. In his role at HBSE, Mr. Collins oversaw the company’s finance, accounting, strategy & analytics, IT and ticket operations for the Philadelphia 76ers, the New Jersey Devils and the Prudential Center, as well as league reporting to the National Basketball Association and the National Hockey League. Earlier in his career, Mr. Collins held senior financial positions at both public and private companies, including Experis Finance, Base Entertainment, Sterling Chemicals, Inc., Petrosearch Energy Corporation and Ernst & Young.

Employment Agreement with David Collins

In connection with Mr. Collins’s appointment, Mr. Collins and the Company entered into an employment agreement (the “Collins Employment Agreement”), dated as of April 7, 2025, which contemplates Mr. Collins’s employment commencing effective as of the Commencement Date.

The Collins Employment Agreement provides for an annual base salary of not less than $700,000. Commencing with the Company’s fiscal year starting July 1, 2025, Mr. Collins will be eligible to participate in the Company’s annual bonus program with an annual target bonus equal to not less than 100% of annual base salary. Commencing with the Company’s fiscal year starting July 1, 2025, Mr. Collins will be eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available in the future to similarly situated executives of the Company. It is expected that Mr. Collins will receive one or more annual long-term awards with an aggregate target value of not less than $700,000. Mr. Collins will be entitled to a one-time special cash payment of $450,000, paid within thirty days of the Commencement Date (the “Special Cash Award”). Mr. Collins will be required to refund the full amount of the Special Cash Award if, at any time prior to the first anniversary of the Commencement Date, Mr. Collins’s employment with the Company is terminated due to (i) resignation by Mr. Collins other than for “good reason” (as defined in the Collins Employment Agreement) or (ii) involuntary termination by the Company for “cause” (as defined in the Collins Employment Agreement). In addition, Mr. Collins will be entitled to a one-time special award of restricted stock units with an aggregate grant date value of $450,000, granted at the same time mid-year equity awards are granted to active employees of the Company (expected to be in April 2025) and subject to vesting over three years on September 15, 2025, 2026 and 2027. Mr. Collins will be eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to the third anniversary of the Commencement Date (the “Scheduled Expiration Date”), Mr. Collins’s employment with the Company is terminated (i) by the Company other than for cause, or (ii) by Mr. Collins for good reason and so long as cause does not then exist, then, subject to Mr. Collins’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Collins’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Collins’s outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Collins to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Collins’s outstanding restricted stock or restricted stock units will immediately be eliminated and will be payable or deliverable to Mr. Collins subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Collins’s outstanding stock options and stock appreciation awards, if any, will immediately vest.

If Mr. Collins’s employment is terminated due to his death or disability prior to the Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria, and will be payable as soon as reasonably practicable after Mr. Collins’s execution of a separation agreement; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives at the Company receive payment as determined by the Compensation Committee of the Board of Directors of the Company (subject to the satisfaction of the applicable performance criteria).

The Collins Employment Agreement contains certain covenants by Mr. Collins, including a noncompetition agreement that restricts Mr. Collins’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

The description above is qualified in its entirety by reference to the Collins Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Election of Class B Director

On April 7, 2025, Ms. Claire Sweeney was appointed as a director of the Company by the directors elected by the holders of the Company’s Class B Common Stock, to fill the vacancy on the Company’s board of directors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of April 7, 2025, between Madison Square Garden Entertainment Corp. and David Collins.†

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2025	MADISON SQUARE GARDEN ENTERTAINMENT CORP.

	By:	/s/ Mark C. Cresitello
	Name:	Mark C. Cresitello
	Title:	Senior Vice President, Deputy General Counsel and Secretary